FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

June 1, 2004

AJAY SPORTS, INC.

(Exact Name of Registrant as specified in its charter)

   DELAWARE

   0-18204

     39-1644025

   (State or other

(Commission file

      (I.R.S. Employer

   jurisdiction of

number)

 Identification Number)

   incorporation or

   organization)

   32751 Middlebelt Road, Ste. B

   Farmington Hills, MI

            48334

   (Address of Principal Executive Offices)

                          (Zip Code)

Registrant's telephone number, including area code:  (248) 851-5651

                            N/A

Former name or former address, if changed from last report

Item 6:

Resignations of the Registrant’s Directors.

Ajay Sports, Inc (OTCBB: “AJAY”) reported that on May 26, 2004 Thomas W. Itin assumed responsibilities of Interim Chief Operating Officer and that subsidiary, Pro Golf of America, Inc., will accelerate its search to replace Joseph J. White. Mr. White resigned positions as Director, COO and Consultant to Pro Golf of America, Inc. and Ajay Sports, Inc., affiliates and subsidiaries, et.al., to pursue personal business interests and to spend more time with his family.

Ajay Sports, Inc. operates Pro Golf of America, Inc., the largest retail chain of franchised golf stores in the world, and ProGolf.Com, Inc., licensee for the e-commerce business of Pro Golf of America, Inc., whose website is www.progolf.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AJAY SPORTS, INC.

By   \s\ Thomas  W. Itin

       Thomas W. Itin

      Chairman & CEO

Date:   June 01, 2004